                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-130536




                                     [LOGO]

            ---------------------------------------------------------


     The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

     Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.



MBS New Issue Preliminary Term Sheet

Mortgage Pass-Through Certificates, Series 2007-2, Group T2

[$345,053,000] (approximate) Classes T-A-1A, T-A-1B, T-A-2, T-A-3, T-A-4, T-M-2,
T-M-3, T-M-4 and T-M-5 (Offered Certificates)

Banc of America Funding Corporation
Depositor

Bank of America, National Association
Sponsor

[Wells Fargo Bank, N.A.]
Master Servicer and Securities Administrator

[U.S. Bank National Association]
Trustee and Custodian

Wells Fargo Bank, N.A.
SunTrust Mortgage, Inc.
Bank of America, National Association
National City Mortgage Co.
Servicers

February 22, 2007


--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                   DISCLAIMER


This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

               TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT
               (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND
               (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.





--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking
relationship                 with                 the                 depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Banc of American Funding 2007-2-Trust
[LOGO]               Mortgage Pass-Through Certificates, Series 2007-2, Group T2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                      Preliminary Summary of Certificates
                                   To Call(1)
--------------------------------------------------------------------------------


                                                          Est.      Expected
                                                 Est      Prin.   Maturity to
           Approx.                               WAL     Window      Call @     Delay      Expected
Class      Size (2)    Interest-Principal Type  (yrs)     (mos)     100% PPC    Days        Ratings
-----------------------------------------------------------------------------------------------------
Offered Certificates                                                                 Moody's    S&P
--------------------                                                                 -------    ---
-----------------------------------------------------------------------------------------------------
T-A-1A  [80,000,000]   Senior, Sequential Pay,   [  ]     [  ]       [  ]       [  ]  [Aaa]     [AAA]
                       [Floating Rate]
-----------------------------------------------------------------------------------------------------
T-A-1B  [96,143,000]   Senior, Sequential Pay,   [  ]     [  ]       [  ]       [  ]  [Aaa]     [AAA]
                       [Fixed Rate]
-----------------------------------------------------------------------------------------------------
T-A-2   [59,830,000]   Senior, Sequential Pay,   [  ]     [  ]       [  ]       [  ]  [Aaa]     [AAA]
                       [Floating Rate]
-----------------------------------------------------------------------------------------------------
T-A-3   [32,676,000]   Senior, Sequential Pay,   [  ]     [  ]       [  ]       [  ]  [Aaa]     [AAA]
                       [Floating Rate]
-----------------------------------------------------------------------------------------------------
T-A-4   [54,514,000]   Senior, Sequential Pay,   [  ]     [  ]       [  ]       [  ]  [Aaa]     [AAA]
                       [Floating Rate]
-----------------------------------------------------------------------------------------------------
T-A-6    [9,934,000]   Super Senior Support,     [  ]     [  ]       [  ]       [  ]  [Aaa]     [AAA]
                       Sequential Pay,
                       [Fixed Rate]
-----------------------------------------------------------------------------------------------------
T-M-2    [5,551,000]   Mezzanine,                [  ]     [  ]       [  ]       [  ]  [A2]      [A+]
                       [Floating Rate]
-----------------------------------------------------------------------------------------------------
T-M-3    [2,135,000]   Mezzanine,                [  ]     [  ]       [  ]       [  ]  [A3]      [A-]
                       [Floating Rate]
-----------------------------------------------------------------------------------------------------
T-M-4    [2,135,000]   Mezzanine,                [  ]     [  ]       [  ]       [  ]  [Baa2]   [BBB+]
                       [Floating Rate]
-----------------------------------------------------------------------------------------------------
T-M-5    [2,135,000]   Mezzanine,                [  ]     [  ]       [  ]       [  ]  [Baa3]    [BBB]
                       [Floating Rate]
-----------------------------------------------------------------------------------------------------
                                      Not Offered Hereunder
                                      ---------------------
-----------------------------------------------------------------------------------------------------
T-A-5   [66,581,000]
-----------------------
T-M-1   [10,462,000]
-----------------------
T-B-1    [2,990,000]
-----------------------
CE              NA
-----------------------
P             [$100]
-----------------------------------------------------------------------------------------------------

(1) Estimated weighted average life, principal window and maturity for the Offered Certificates are estimated to the 10% cleanup call at a pricing speed of 100% PPC, where PPC is [10%] CPR in the first month increasing [TBD]% each month up to and including month [12], and remaining at [25%] CPR.

(2) Class sizes are approximate and are subject to change due to partial prepayments and prepayments in full and mortgage loans that are dropped from the pool as a result of due diligence.


                                       3


Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      Preliminary Summary of Certificates
                                  To Maturity(1)
--------------------------------------------------------------------------------


                                                          Est.      Expected
                                                 Est      Prin.   Maturity to
           Approx.                               WAL     Window      Call @     Delay      Expected
Class      Size (2)    Interest-Principal Type  (yrs)     (mos)     100% PPC    Days        Ratings
-----------------------------------------------------------------------------------------------------
Offered Certificates                                                                 Moody's    S&P
--------------------                                                                 -------    ---
-----------------------------------------------------------------------------------------------------
T-A-1A  [80,000,000]   Senior, Sequential Pay,   [  ]     [  ]       [  ]       [  ]  [Aaa]     [AAA]
                       [Floating Rate]
-----------------------------------------------------------------------------------------------------
T-A-1B  [96,143,000]   Senior, Sequential Pay,   [  ]     [  ]       [  ]       [  ]  [Aaa]     [AAA]
                       [Fixed Rate]
-----------------------------------------------------------------------------------------------------
T-A-2   [59,830,000]   Senior, Sequential Pay,   [  ]     [  ]       [  ]       [  ]  [Aaa]     [AAA]
                       [Floating Rate]
-----------------------------------------------------------------------------------------------------
T-A-3   [32,676,000]   Senior, Sequential Pay,   [  ]     [  ]       [  ]       [  ]  [Aaa]     [AAA]
                       [Floating Rate]
-----------------------------------------------------------------------------------------------------
T-A-4   [54,514,000]   Senior, Sequential Pay,   [  ]     [  ]       [  ]       [  ]  [Aaa]     [AAA]
                       [Floating Rate]
-----------------------------------------------------------------------------------------------------
T-A-6    [9,934,000]   Super Senior Support,     [  ]     [  ]       [  ]       [  ]  [Aaa]     [AAA]
                       Sequential Pay,
                       [Fixed Rate]
-----------------------------------------------------------------------------------------------------
T-M-2    [5,551,000]   Mezzanine,                [  ]     [  ]       [  ]       [  ]  [A2]      [A+]
                       [Floating Rate]
-----------------------------------------------------------------------------------------------------
T-M-3    [2,135,000]   Mezzanine,                [  ]     [  ]       [  ]       [  ]  [A3]      [A-]
                       [Floating Rate]
-----------------------------------------------------------------------------------------------------
T-M-4    [2,135,000]   Mezzanine,                [  ]     [  ]       [  ]       [  ]  [Baa2]   [BBB+]
                       [Floating Rate]
-----------------------------------------------------------------------------------------------------
T-M-5    [2,135,000]   Mezzanine,                [  ]     [  ]       [  ]       [  ]  [Baa3]    [BBB]
                       [Floating Rate]
-----------------------------------------------------------------------------------------------------
                                      Not Offered Hereunder
                                      ---------------------
-----------------------------------------------------------------------------------------------------
T-A-5   [66,581,000]
-----------------------
T-M-1   [10,462,000]
-----------------------
T-B-1    [2,990,000]
-----------------------
CE              NA
-----------------------
P             [$100]
-----------------------------------------------------------------------------------------------------

(1) Estimated weighted average life, principal window and maturity for the Offered Certificates are estimated to the maturity at a pricing speed of 100% PPC, where PPC is [10%] CPR in the first month increasing [TBD]% each month up to and including month [12], and remaining at [25%] CPR for the life.

(2) Class sizes are approximate and are subject to change due to partial prepayments and prepayments in full and mortgage loans that are dropped from the pool as a result of due diligence.


                                       4

Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

Senior Certificates:                Classes T-A-1A, T-A1B, T-A-2, T-A-3, T-A-4,
                                    T-A-5 and T-A-6

Mezzanine Certificates:             Classes T-M-1, T-M-2, T-M-3, T-M-4 and T-M-5

Offered Certificates:               Classes T-A-1A, T-A-1B, T-A-2, T-A-3, T-A-4,
                                    T-A-6, T-M-2, T-M-3, T-M-4 and  T-M-5

Cut-off Date:                       February 1, 2007

Distribution Date:                  25th day of each month, or the next
                                    succeeding business day (First Distribution
                                    Date:  March 26, 2007)

Pooling and Servicing Agreement     The Certificates will be issued pursuant to
                                    a Pooling and Servicing Agreement to be
                                    dated the Closing Date, among the Depositor, the Master Servicer, the Securities
                                    Administrator and the Trustee.

Mortgage Loan:                      A pool of fixed-rate mortgage loans secured
                                    by first liens on one- to four-family
                                    properties. Substantially all of the
                                    Mortgage Loans are expected to be originated by American Home Mortgage Corp., National
                                    City Mortgage Co. and SunTrust Mortgage,
                                    Inc.

Optional Termination:               Any insurer of net interest margin
                                    securities secured by all or a portion of the Class CE and Class P Certificates will have the option to purchase all the Mortgage
                                    Loans and any properties that the Issuing
                                    Entity acquired in satisfaction of any of the Mortgage Loans. If there is no such insurer, the majority holder of the Class CE
                                    Certificates will have the option. If the majority holder of the Class CE Certificates fails to exercise the option on the first possible date or is an affiliate of the Sponsor, the Master Servicer will have the option. This option can be exercised when the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date;
                                    provided, however, any optional termination will be permitted only pursuant to a qualified liquidation" as defined under
                                    Section 860F of the Internal Revenue Code of
                                    1986, as amended.

Supplemental Interest Trust
Trustee:                            [Wells Fargo Bank, N.A.]

Swap Provider:                      [TBD]


                                       5


Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------



Tax Structure:                      For federal income  tax  purposes, elections
                                    will  be made to  treat  certain  segregated
                                    portions  of  the  Issuing  Entity  will  be
                                    treated as one or more "real estate mortgage
                                    investment conduits" (each, a "REMIC"). Each
                                    of the Offered  Certificates  represents  an
                                    interest  in two assets for  federal  income
                                    tax purposes:  (i) a "regular interest" in a
                                    REMIC,    which    will   be    treated   as
                                    newly-originated  debt  instruments for most
                                    federal  income  tax  purposes  and (ii) the
                                    right to  payment of Cap  Carryover  Amounts
                                    and the  obligation  to make payments to the
                                    Supplemental   Interest  Trust,   which  are
                                    expected  to  represent  an  interest  in  a
                                    notional   principal  contract  for  federal
                                    income tax purposes.  Certain classes of the
                                    Offered  Certificates  may  be  issued  with
                                    "original issue discount" depending on their
                                    issue  price.   If  your  class  of  Offered
                                    Certificates  is issued with original  issue
                                    discount,  you must  report  original  issue
                                    discount   income  over  the  life  of  such
                                    Certificate, often well before such income is distributed in cash to you.

ERISA Eligibility:                  The Offered  Certificates, exclusive  of the
                                    right to receive  payments in respect of the
                                    Interest Rate Swap  Agreement,  are expected
                                    to be eligible  for purchase by or on behalf
                                    of an employee  benefit plan or arrangement,
                                    including an individual  retirement account,
                                    subject to the  Employee  Retirement  Income
                                    Security Act of 1974, as amended  ("ERISA"),
                                    Section 4975 of the Internal Revenue Code of
                                    1986,   as  amended   (the  "Code")  or  any
                                    federal,  state or local law ("Similar Law")
                                    which  is  similar  to  ERISA  or  the  Code
                                    (collectively,  a "Plan") if the  conditions
                                    of the Exemption (as defined below) are met.
                                    Prior to the termination of the Supplemental
                                    Interest  Trust,  a Plan  must also meet the
                                    requirements  of  an  investor-based   class
                                    exemption to be eligible to purchase the Offered Certificates.

                                    The U.S. Department of Labor has extended to
                                    Banc   of   America    Securities   LLC   an
                                    administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.


                                    A fiduciary or other person acting on behalf
                                    of any Plan should carefully review with its
                                    legal  advisors   whether  the  purchase  or
                                    holding of an Offered Certificate could give
                                    rise  to a  transaction  prohibited  or  not
                                    otherwise  permissible under ERISA, the Code
                                    or Similar Law.  Prospective  Plan investors
                                    should  consult  with their  legal  advisors
                                    concerning the impact of ERISA, the Code and
                                    Similar  Law,  the   applicability   of  the
                                    Exemption, and the potential consequences in
                                    their  specific   circumstances,   prior  to
                                    making   an   investment   in  the   Offered
                                    Certificates.  Moreover, each Plan fiduciary
                                    should determine whether under the governing
                                    plan    instruments   and   the   applicable
                                    fiduciary  standards of investment  prudence
                                    and  diversification,  an  investment in the
                                    Offered  Certificates is appropriate for the
                                    Plan,   taking  into   account  the  overall
                                    investment   policy  of  the  Plan  and  the
                                    composition   of   the   Plan's   investment
                                    portfolio.


                                       6


Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

Interest Distributions:                  On each  Distribution  Date, the
                                    Securities Administrator will distribute the
                                    Interest Remittance Amount in the following order of priority to the extent available:

                                         first, concurrently,  to   the   Senior
                                    Certificates,    pro   rata,   the   Accrued
                                    Certificate   Interest   thereon   for  such
                                    Distribution Date;

                                         second, concurrently,   to  the  Senior
                                    Certificates,   pro   rata,   the   Interest
                                    Carryforward   Amount   thereon   for   such
                                    Distribution Date;

                                         third,    to     the     Class    T-M-1
                                    Certificates,    the   Accrued   Certificate
                                    Interest thereon for such Distribution Date;

                                         fourth,    to    the    Class     T-M-2
                                    Certificates,    the   Accrued   Certificate
                                    Interest thereon for such Distribution Date;

                                         fifth,    to     the     Class    T-M-3
                                    Certificates,    the   Accrued   Certificate
                                    Interest thereon for such Distribution Date;

                                         sixth,    to    the     Class     T-M-4
                                    Certificates,    the   Accrued   Certificate
                                    Interest thereon for such Distribution Date;

                                         seventh,    to    the     Class   T-M-5
                                    Certificates,    the   Accrued   Certificate
                                    Interest thereon for such Distribution Date;

                                         eighth,    to     the    Class    T-B-1
                                    Certificates,    the   Accrued   Certificate
                                    Interest thereon for such Distribution Date;
                                    and

                                         ninth,  the   amount, if  any,  of  the
                                    Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described below under "Monthly Excess Cashflow."



                                       7


Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------


Principal Distributions:                 For each Distribution  Date before  the
                                    Stepdown  Date or when a Trigger Event is in
                                    effect,  the Principal  Distribution  Amount
                                    will be allocated  among and  distributed in
                                    reduction  of  the  class  balances  of  the
                                    Certificates  entitled to  distributions  of
                                    principal   in  the   following   order   of
                                    priority:

                                         first, concurrently, to the Class T-A-5
                                    and T-A-6 Certificates, pro rata, up to the Priority Amount;

                                         second, to the Class  T-A-1A and  Class
                                    T-A-1B Certificates, pro rata, until the class balances thereof have been reduced to zero;

                                         third, to the Class T-A-2 Certificates,
                                    until the class balance thereof has been reduced to zero;

                                         fourth,    to     the    Class    T-A-3
                                    Certificates,   until  the   class   balance
                                    thereof has been reduced to zero;

                                         fifth, to the Class T-A-4 Certificates,
                                    until the class balance thereof has been reduced to zero;

                                         sixth, concurrently, to the Class T-A-5
                                    and T-A-6 Certificates, pro rata, until the class balances thereof have been reduced to zero;

                                         seventh,    to     the   Class    T-M-1
                                    Certificates,   until  the   class   balance
                                    thereof has been reduced to zero;

                                         eighth,    to     the    Class    T-M-2
                                    Certificates,   until  the   class   balance
                                    thereof has been reduced to zero;

                                         ninth, to the Class T-M-3 Certificates,
                                    until the class balance thereof has been reduced to zero;

                                         tenth, to the Class T-M-4 Certificates,
                                    until the class balance thereof has been reduced to zero; eleventh, to the Class T-M-5 Certificates, until the class balance thereof has been reduced to zero;

                                         eleventh,    to   the    Class    T-M-5
                                    Certificates,   until   the  class   balance
                                    thereof  has been reduced to zero;

                                         twelfth,    to    the    Class    T-B-1
                                    Certificates,   until  the   class   balance
                                    thereof has been reduced to zero; and

                                         thirteenth,  any  remaining   Principal
                                    Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "Monthly Excess Cashflow."


                                       8


Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------


Principal Distributions                  For each  Distribution Date on or after
(continued):                        the  Stepdown  Date so  long  as no  Trigger
                                    Event   is   in   effect,    the   Principal
                                    Distribution Amount will be allocated among and distributed in reduction of the class balances of the Certificates entitled to distributions of principal in the following order of priority:

                                         first,  to  the  Class  T-A-5 and T-A-6
                                    Certificates,  pro rata,  up to the Priority
                                    Amount;

                                         second, concurrently, to the Class
                                    T-A-1A and Class T-A-1B Certificates, pro rata, until the class balances thereof have been reduced to zero;

                                         third, to the Class T-A-2 Certificates,
                                    until the class balance thereof has been reduced to zero.

                                         fourth,    to    the     Class    T-A-3
                                    Certificates,   until  the   class   balance
                                    thereof has been reduced to zero.

                                         fifth, to the Class T-A-4 Certificates,
                                    until the class balance thereof has been reduced to zero.

                                         sixth, concurrently, to the Class T-A-5
                                    and T-A-6 Certificates, pro rata, until the class balances thereof have been reduced to zero.

                                         seventh,   to     the     Class   T-M-1
                                    Certificates,   up  to   the   Class   T-M-1
                                    Principal Distribution Amount, until the class balance thereof has been reduced to zero;

                                         eighth,    to     the    Class    T-M-2
                                    Certificates,   up  to   the   Class   T-M-2
                                    Principal Distribution Amount, until the class balance thereof has been reduced to zero;

                                         ninth, to the Class T-M-3 Certificates,
                                    up to the Class T-M-3 Principal Distribution
                                    Amount, until the class balance thereof has been reduced to zero;

                                         tenth, to the Class T-M-4 Certificates,
                                    up to the Class T-M-4 Principal Distribution
                                    Amount, until the class balance thereof has been reduced to zero;

                                         eleventh,   to    the    Class    T-M-5
                                    Certificates,   up  to   the   Class   T-M-5
                                    Principal Distribution Amount, until the class balance thereof has been reduced to zero; and

                                         twelfth,   to    the     Class    T-B-1
                                    Certificates,   up  to   the   Class   T-B-1
                                    Principal Distribution Amount, until the class balance thereof has been reduced to zero; and

                                         thirteenth,  any   remaining  Principal
                                    Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "Monthly Excess Cashflow."



                                       9



Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------



Swap Agreement:                     On  the   Closing  Date,  the   Supplemental
                                    Interest Trust Trustee on behalf of the Banc
                                    of  America   Funding  2007-2   supplemental
                                    interest trust (the  "Supplemental  Interest
                                    Trust") may enter into one or more  Interest
                                    Rate Swap  Agreements,  each with a notional
                                    amount equal to, on each Distribution  Date,
                                    the  "Swap  Notional   Amount."  Under  each
                                    Interest    Rate   Swap    Agreement,    the
                                    Supplemental    Interest   Trust   will   be
                                    obligated to pay a fixed monthly rate on the
                                    related Swap Notional Amount  (calculated on
                                    a  30/360   basis)   as  set  forth  in  the
                                    applicable  Interest Rate Swap  Agreement to
                                    the  Swap  Provider  and  the   Supplemental
                                    Interest Trust will be entitled to receive an amount equal to the then-current rate of one-month LIBOR on the Swap Notional Amount
                                    (calculated on an actual/360 basis) as set forth in the Interest Rate Swap Agreement from the Swap Provider, until the Interest
                                    Rate Swap Agreement is terminated. Only the net amount of the two obligations for each Interest Rate Swap Agreement will be paid by the appropriate party ("Net Swap Payment").
                                    See the  attached  schedules  for  the  Swap
                                    Notional Amounts for each Distribution Date.

                                    Each Net Swap Payment will be deposited into
                                    a swap  account (the "Swap Account") by  the
                                    Supplemental Interest Trust Trustee pursuant
                                    to the  Pooling and Servicing  Agreement and
                                    amounts on deposit in the  Swap Account will
                                    be  distributed  as  described  below  under
                                    "Supplemental  Interest Trust Distributions"
                                    and  in  accordance with the terms set forth
                                    in the Pooling and  Servicing Agreement. The
                                    Swap   Account   will   be   part   of   the
                                    Supplemental Interest Trust but not an asset of any REMIC.

                                    Upon early  termination  of an Interest Rate
                                    Swap Agreement,  the  Supplemental  Interest
                                    Trust or the Swap  Provider may be liable to
                                    make  a   termination   payment  (the  "Swap
                                    Termination  Payment")  to the  other  party
                                    (regardless   of  which  party   caused  the
                                    termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the related Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, the payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

                                    In the event that the Supplemental  Interest
                                    Trust receives a Swap  Termination  Payment,
                                    and a  successor  Swap  Provider  cannot  be
                                    obtained, then such Swap Termination Payment
                                    will be deposited into a reserve account and
                                    the Supplemental  Interest Trust Trustee, on
                                    each  subsequent   Distribution  Date,  will
                                    withdraw  the amount of any Net Swap Payment
                                    due  to  the  Supplemental   Interest  Trust
                                    (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.


                                       10

Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------


Interest Rate Swap Agreement        A "Defaulted Swap Termination Payment" means
(continued):                        any  payment  required  to be  made  by  the
                                    Supplemental  Interest  Trust  to  the  Swap
                                    Provider  pursuant to an Interest  Rate Swap
                                    Agreement as a result of an event of default
                                    under such Interest Rate Swap Agreement with
                                    respect  to which the Swap  Provider  is the
                                    defaulting  party  or  a  termination  event
                                    (including  a downgrade  termination  event)
                                    under that agreement  (other than illegality
                                    or a tax  event)  with  respect to which the
                                    Swap Provider is the sole Affected Party (as
                                    defined   in   such   Interest   Rate   Swap
                                    Agreement).

Monthly Excess Cashflow:            On any  Distribution  Date,  Monthly  Excess
                                    Cashflow  Amount  will  be  applied  in  the
                                    following   order   of   priority   on  that
                                    Distribution Date:

                                    first,    concurrently,    to   the   Senior
                                    Certificates, pro rata, to pay any remaining
                                    Accrued Certificate Interest;

                                    second,   concurrently,    to   the   Senior

                                    Carryforward Amount;


                                    Carryforward Amount;

                                    third,    to   each   class   of   Mezzanine
                                    Certificates in numerical  order,  beginning
                                    with  the  class of  Mezzanine  Certificates
                                    with the highest priority,  first to pay any
                                    remaining Accrued  Certificate  Interest and
                                    then   to   pay   any   remaining   Interest
                                    Carryforward Amount;

                                    fourth, to the Class B-1 Certificate first to pay any remaining Accrued Certificate Interest and then to pay any remaining Interest Carryforward Amount;

                                    fifth,  to the extent of  amounts  otherwise
                                    distributable  on the Class CE Certificates,
                                    first,    concurrently,    to   the   Senior
                                    Certificates,    pro    rata,    and   then,
                                    sequentially, to the Mezzanine Certificates in numerical order, beginning with the class of Mezzanine Certificates with the highest payment priority, and finally, to the Class B-1 Certificate, any Cap Carryover Amounts;

                                    sixth,    concurrently,    to   the   Senior
                                    Certificates,  pro rata,  to  reimburse  for
                                    Applied   Realized  Loss  Amounts  for  such
                                    classes;

                                    seventh,   to  each   class   of   Mezzanine
                                    Certificates,   to  reimburse   for  Applied
                                    Realized Loss Amounts for each such class, in numerical order, beginning with the class of Mezzanine Certificates with the highest payment priority;

                                    eighth,  concurrently,   to  the  Class  B-1
                                    Certificate   to   reimburse   for   Applied
                                    Realized Loss Amounts for such class;

                                    ninth, to the extent of amounts otherwise distributable on the Class CE Certificates, to the Supplemental Interest Trust to fund any Defaulted Swap Termination Payment; and

                                    tenth any remaining amounts to the Class CE and Class P Certificates as specified in the Pooling Agreement.


                                       11


Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------


Supplemental Interest Trust
Distribution:                       On any Distribution Date and after all
                                    distributions     made    under    "Interest
                                    Distributions,"   "Principal  Distributions"
                                    and "--Monthly Excess Cashflow" above, funds
                                    in  the  Supplemental  Interest  Trust  with
                                    respect  to  the  Swap   Agreement  will  be
                                    distributed   in  the  following   order  of
                                    priority:

                                    (i)  to the  Swap  Provider,  all  Net  Swap
                                         Payments,  if  any,  owed  to the  Swap
                                         Provider for such Distribution Date;

                                    (ii) to  the   Swap   Provider,   any   Swap
                                         Termination   Payment,   other  than  a
                                         Defaulted Swap Termination  Payment, if
                                         any, owed to the Swap Provider;

                                    (iii) to   pay   any   Accrued   Certificate
                                         Interest  on the  Senior  Certificates,
                                         pro rata,  and then to pay any Interest
                                         Carryforward   Amounts  on  the  Senior
                                         Certificates, pro rata;

                                    (iv) to pay any Accrued Certificate Interest
                                         on    the    Mezzanine    Certificates,
                                         sequentially  in numerical  order,  and
                                         then to pay any  Interest  Carryforward
                                         Amounts to the Mezzanine  Certificates,
                                         sequentially in alphanumeric order;

                                    (v)  to pay any Accrued Certificate Interest
                                         on the Class B-1 Certificates, and then
                                         to  pay   any   Interest   Carryforward
                                         Amounts to the Class B-1 Certificates;

                                    (vi) to   pay   any    principal    on   the
                                         Certificates     then    entitled    to
                                         distributions    of    principal,    in
                                         accordance with the principal  payments
                                         provisions   described  herein,  in  an
                                         amount   necessary   to  maintain   the
                                         applicable                     Targeted
                                         Overcollateralization Amount;

                                    (vii) to pay  concurrently  in proportion of
                                         their respective  Applied Realized Loss
                                         Amounts,  to the  Senior  Certificates,
                                         any  remaining  Applied  Realized  Loss
                                         Amounts   and   then   to  pay  to  the
                                         Mezzanine  Certificates,  sequentially,
                                         in  alphanumeric  order,  the amount of
                                         any  remaining  Applied  Realized  Loss
                                         Amounts  and  finally,  to  pay  to the
                                         Class B-1  Certficates,  any  remaining
                                         Applied Realized Loss Amounts ;

                                    (viii) to pay  concurrently in proportion of
                                         their respective Cap Carryover  Amounts
                                         after  giving  effect to  distributions
                                         already made on such Distribution Date,
                                         to   the   Senior   Certificates,   any
                                         remaining Cap Carryover Amounts;

                                    (ix) to  pay  the   Mezzanine   Certificates
                                         sequentially in alphanumeric  order any
                                         remaining Cap Carryover Amounts;

                                    (x)  to pay the Class B-1  Certificates  any
                                         remaining Cap Carryover Amounts;

                                    (xi) to the  Swap  Provider,  any  Defaulted
                                         Swap Termination Payment, to the extent
                                         not already paid; and

                                    (xii) to  the   holders   of  the  Class  CE
                                         Certificates, any remaining amounts.




                                       12


Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Certain Defined Terms
--------------------------------------------------------------------------------


60+ Day Delinquent Loan:            60+ Day Delinquent Loan means each Mortgage
                                    Loan   (including   each  Mortgage  Loan  in
                                    foreclosure and each Mortgage Loan for which
                                    the mortgagor has filed for bankruptcy after
                                    the Closing  Date) with respect to which any
                                    portion of a monthly  payment  is, as of the
                                    due  date  in  the   month   prior  to  such
                                    Distribution Date, two months or more past due and each Mortgage Loan relating to an REO property

Accrued Certificate Interest:       Accrued Certificate Interest for each class
                                    of Certificates entitled to distributions of interest and each Distribution Date means an amount equal to the interest accrued during the related interest accrual period on the class balance of such class of Certificates at the applicable certificate interest rate, minus each class's Interest Percentage of reductions due to the Servicemembers Civil
                                    Relief Act related to any Mortgage Loans for such Distribution Date.

Applied Realized Loss Amount:       After  giving effect  to the distribution of
                                    the  Principal  Distribution  Amount  on any
                                    Distribution  Date and the  increase  of any
                                    class  balances  of  any  Certificates  as a
                                    result of Recoveries, the excess, if any, of
                                    the   aggregate   class   balance   of   the
                                    Certificates   over  the  aggregate   Stated
                                    Principal Balance of the Mortgage Loans as of the last day of the related Collection
                                    Period.

Cap Carryover Amount:               On any  Distribution Date  for  any class of
                                    Certificates,  the  excess of (x) the amount
                                    of interest such class of Certificates would
                                    have  been   entitled  to  receive  on  such
                                    Distribution  Date if the Pass-Through  Rate
                                    had not been limited by the Net WAC Cap over
                                    (y) the  amount of  interest  such  class of
                                    Certificates  received on such  Distribution
                                    Date based on the Net WAC Cap, together with
                                    the unpaid  portion of any such  excess from
                                    prior   Distribution   Dates  (and  interest
                                    accrued   thereon  at  the  then  applicable
                                    Pass-Through Rate for such class without regard to the Net WAC Cap).

Certificate Interest Rate:          The Certificate Interest Rate for a class of
                                    Certificates will be equal to the lesser of its Pass-Through Rate and the Net WAC Cap.

class balance:                      The class balance of a class of Certificates
                                    (other  than the Class CE  Certificates)  at
                                    any  time  will  equal  its  initial   class
                                    balance  less  (i)  all   distributions   of
                                    principal made to such class and (ii) losses
                                    allocated to such class, plus any Recoveries
                                    allocated   to  such   class  for   previous
                                    Distribution    Dates.    The    Class    CE
                                    Certificates have no class balance.

Class T-M-1 Principal               Class T-M-1  Principal means  the excess  of
Distribution Amount                 (x) the sum of (i) the Distribution  Amount:
                                    aggregate   class   balance  of  the  Senior
                                    Certificates  (after taking into account the
                                    payment of the Senior Principal Distribution
                                    Amount on such  Distribution  Date) and (ii)
                                    the  class   balance  of  the  Class   T-M-1
                                    Certificates   immediately   prior  to  such
                                    Distribution Date over (y) the lesser of (a) the product of (i) approximately [92.10]% and (ii) the aggregate Stated Principal
                                    Balance of the Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated
                                    Principal Balance of the Mortgage Loans as of the last day of the related Collection
                                    Period exceeds the product of (i) [0.35]% and (ii) the aggregate Stated Principal
                                    Balance of the Mortgage Loans on the Cut-off
                                    Date


                                       13


Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Certain Defined Terms
--------------------------------------------------------------------------------


Class T-M-2 Principal               Class  T-M-2  Principal Distribution  Amount
Distribution Amount:                means  the  excess of (x) the sum of (i) the
                                    aggregate   class   balance  of  the  Senior
                                    Certificates  (after taking into account the
                                    payment of the Senior Principal Distribution
                                    Amount on such Distribution  Date), (ii) the
                                    class    balance   of   the   Class    T-M-1
                                    Certificates  (after taking into account the
                                    payment   of  the  Class   T-M-1   Principal
                                    Distribution  Amount  on  such  Distribution
                                    Date) and (iii)  the  class  balance  of the
                                    Class T-M-2  Certificates  immediately prior
                                    to  such  Distribution  Date  over  (y)  the
                                    lesser   of   (a)   the   product   of   (i)
                                    approximately    [94.70]%   and   (ii)   the
                                    aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal
                                    Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) [0.35]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Class T-M-3 Principal               Class  T-M-3 Principal  Distribution  Amount
Distribution Amount:                means  the  excess of (x) the sum of (i) the
                                    aggregate   class   balance  of  the  Senior
                                    Certificates  (after taking into account the
                                    payment of the Senior Principal Distribution
                                    Amount on such Distribution  Date), (ii) the
                                    class    balance   of   the   Class    T-M-1
                                    Certificates  (after taking into account the
                                    payment   of  the  Class   T-M-1   Principal
                                    Distribution  Amount  on  such  Distribution
                                    Date),  (iii) the class balance of the Class
                                    T-M-2   Certificates   (after   taking  into
                                    account  the  payment  of  the  Class  T-M-2
                                    Principal   Distribution   Amount   on  such
                                    Distribution   Date)   and  (iv)  the  class
                                    balance of the Class T-M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of
                                    (i)  approximately  [95.70]%  and  (ii)  the
                                    aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal
                                    Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) [0.35]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Class T-M-4 Principal               Class  T-M-4  Principal Distribution  Amount
Distribution Amount:                means  the  excess of (x) the sum of (i) the
                                    aggregate   class   balance  of  the  Senior
                                    Certificates  (after taking into account the
                                    payment of the Senior Principal Distribution
                                    Amount on such Distribution  Date), (ii) the
                                    class    balance   of   the   Class    T-M-1
                                    Certificates  (after taking into account the
                                    payment   of  the  Class   T-M-1   Principal
                                    Distribution  Amount  on  such  Distribution
                                    Date),  (iii) the class balance of the Class
                                    T-M-2   Certificates   (after   taking  into
                                    account  the  payment  of  the  Class  T-M-2
                                    Principal   Distribution   Amount   on  such
                                    Distribution  Date),  (iv) the class balance
                                    of  the  Class  T-M-3  Certificates   (after
                                    taking into account the payment of the Class
                                    T-M-3 Principal  Distribution Amount on such
                                    Distribution Date) and (v) the class balance
                                    of the Class T-M-4 Certificates  immediately
                                    prior to such Distribution Date over (y) the
                                    lesser   of   (a)   the   product   of   (i)
                                    approximately    [96.70]%   and   (ii)   the
                                    aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal
                                    Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) [0.35]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.



                                       14


Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Certain Defined Terms
--------------------------------------------------------------------------------

Class T-M-5 Principal               Class  T-M-5  Principal Distribution  Amount
Distribution Amount:                means  the  excess of (x) the sum of (i) the
                                    aggregate   class   balance  of  the  Senior
                                    Certificates  (after taking into account the
                                    payment of the Senior Principal Distribution
                                    Amount on such Distribution  Date), (ii) the
                                    class    balance   of   the   Class    T-M-1
                                    Certificates  (after taking into account the
                                    payment   of  the  Class   T-M-1   Principal
                                    Distribution  Amount  on  such  Distribution
                                    Date),  (iii) the class balance of the Class
                                    T-M-2   Certificates   (after   taking  into
                                    account  the  payment  of  the  Class  T-M-2
                                    Principal   Distribution   Amount   on  such
                                    Distribution  Date),  (iv) the class balance
                                    of  the  Class  T-M-3  Certificates   (after
                                    taking into account the payment of the Class
                                    T-M-3 Principal  Distribution Amount on such
                                    Distribution Date), (v) the class balance of
                                    the Class T-M-4  Certificates  (after taking
                                    into  account the payment of the Class T-M-4
                                    Principal   Distribution   Amount   on  such
                                    Distribution   Date),  and  (vi)  the  class
                                    balance of the Class T-M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of
                                    (i)  approximately  [97.70]%  and  (ii)  the
                                    aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal
                                    Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) [0.35]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Class T-B-1 Principal               Class  T-B-1 Principal  Distribution  Amount
Distribution Amount:                means  the  excess of (x) the sum of (i) the
                                    aggregate   class   balance  of  the  Senior
                                    Certificates  (after taking into account the
                                    payment of the Senior Principal Distribution
                                    Amount on such Distribution  Date), (ii) the
                                    class    balance   of   the   Class    T-M-1
                                    Certificates  (after taking into account the
                                    payment   of  the  Class   T-M-1   Principal
                                    Distribution  Amount  on  such  Distribution
                                    Date),  (iii) the class balance of the Class
                                    T-M-2   Certificates   (after   taking  into
                                    account  the  payment  of  the  Class  T-M-2
                                    Principal   Distribution   Amount   on  such
                                    Distribution  Date),  (iv) the class balance
                                    of  the  Class  T-M-3  Certificates   (after
                                    taking into account the payment of the Class
                                    T-M-3 Principal  Distribution Amount on such
                                    Distribution Date), (v) the class balance of
                                    the Class T-M-4  Certificates  (after taking
                                    into  account the payment of the Class T-M-4
                                    Principal   Distribution   Amount   on  such
                                    Distribution  Date),  (vi) the class balance
                                    of  the  Class  T-M-5  (after   taking  into
                                    account  the  payment  of  the  Class  T-M-5
                                    Principal   Distribution   Amount   on  such
                                    Distribution Date), and (vii) the class balance of the Class T-B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of
                                    (i)  approximately  [99.10]%  and  (ii)  the
                                    aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal
                                    Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) [0.35]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Collection Period:                  The  period  from  the  second  day  of  the
                                    calendar month preceding the month in which a Distribution Date occurs through the first day of the calendar month in which the Distribution Date occurs.


                                       15


Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

Deficient Valuation:                A   Deficient   Valuation  occurs   when   a
                                    bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court.

Extra Principal Distribution        Extra Principal Distribution Amount means as
Amount:                             of any  distribution date, the lesser of (x)
                                    the Monthly  Excess Interest Amount for such
                                    Distribution     Date    and     (y)     the
                                    Overcollateralization  Deficiency  for  such
                                    Distribution Date.



                                       16

Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Certain Defined Terms
--------------------------------------------------------------------------------

Interest Carryforward Amount:       Interest  Carryforward  Amount means (i) for
                                    any  class  of  Certificates  and the  first
                                    Distribution  Date,  zero,  and (ii) for any
                                    class of Certificates  and any  Distribution
                                    Date after the first  Distribution Date, the
                                    amount,  if any, by which (a) the sum of (1)
                                    Accrued Certificate  Interest for such class
                                    for the immediately  preceding  Distribution
                                    Date  and  (2)  the   outstanding   Interest
                                    Carryforward  Amount, if any, for such class
                                    for such preceding Distribution Date exceeds
                                    (b) the aggregate amount distributed on such
                                    class  in  respect  of   interest   on  such
                                    preceding Distribution Date, plus interest on the amount of interest due but not paid on such class on such preceding Distribution
                                    Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related interest accrual period.

Interest Percentage:                Interest Percentage is,  with respect to any
                                    class of Certificates  and any  Distribution
                                    Date,  the  ratio  (expressed  as a  decimal
                                    carried  to  six   places)  of  the  Accrued
                                    Certificate  Interest  for such class to the
                                    Accrued Certificate Interest for all classes
                                    of   Senior   Certificates   and   Mezzanine
                                    Certificates    with    respect    to   such
                                    Distribution Date and without regard to reductions due to the Servicemembers Civil
                                    Relief Act.

Interest Remittance Amount:         Interest   Remittance   Amount   means  with
                                    respect to the  Mortgage  Pool and as of any
                                    Distribution  Date,  (A)  the  sum,  without
                                    duplication,  of (i) all interest  collected
                                    or  advanced  with  respect  to the  related
                                    Collection  Period  on  the  Mortgage  Loans
                                    received by the Servicers on or prior to the
                                    Determination  Date  for  such  Distribution
                                    Date (less the Administrative  Fees for such
                                    Mortgage Loans,  certain  amounts  available
                                    for  reimbursement of advances and servicing
                                    advances with respect to such Mortgage Loans
                                    and certain other reimbursable  expenses and
                                    indemnities  pursuant  to  the  Pooling  and
                                    Servicing   Agreement   and  the   servicing
                                    agreements),  (ii) all Compensating Interest
                                    paid by the Servicers for such  Distribution
                                    Date with  respect  to the  Mortgage  Loans,
                                    (iii)  the   portion   of  any   payment  in
                                    connection  with any  principal  prepayment,
                                    substitution,  repurchase price, liquidation
                                    proceeds   (net  of  certain   expenses)  or
                                    insurance proceeds relating to interest with
                                    respect  to  the  Mortgage   Loans  received
                                    during  the during  the  related  Prepayment
                                    Period,   (iv)  any  Reimbursement   Amounts
                                    received with respect to the Mortgage  Loans
                                    during the related Prepayment Period and (v)
                                    on  the  Distribution   Date  on  which  the
                                    optional  clean-up  call  for  the  Mortgage
                                    Loans and  related  property  of the Issuing
                                    Entity is exercised, the interest portion of the termination price less (B) any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination
                                    Payment owed to the Swap Provider, other than a Defaulted Swap Termination Payment).

Monthly Excess Cashflow Amount:     Monthly Excess Cashflow Amount means the sum
                                    of  the  Monthly  Excess  Interest   Amount,
                                    reduced by any  amounts  paid as part of the
                                    Principal     Distribution    Amount,    the
                                    Overcollateralization Release Amount and any
                                    portion of the Principal Distribution Amount
                                    (without   duplication)    remaining   after
                                    principal distributions on the Certificates.


                                       17


Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Certain Defined Terms
--------------------------------------------------------------------------------

Net WAC Cap::                       The Net  WAC Cap for  any  Distribution Date
                                    will be a per annum rate (expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period in the case of any floating rate Certificates) equal to (i) the average of the Net Mortgage Interest Rates for the Mortgage Loans, weighted on the basis of the Stated Principal Balances of the Mortgage Loans as of the first day of the related collection period less (ii) 12 times the quotient of (x) the Net Swap
                                    Payment or Swap Termination Payment, if any, made to any Swap Provider (only if such Swap
                                    Termination  Payment  is  not  due to a Swap
                                    Provider  Trigger  Event (as  defined in the
                                    Interest Rate Swap Agreement)) and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related collection period.

Overcollateralization Amount:       Overcollateralization Amount means as of any
                                    Distribution Date the excess, if any, of (x)
                                    the aggregate  Stated  Principal  Balance of
                                    the Mortgage Loans as of the last day of the
                                    related   Collection  Period  over  (y)  the
                                    aggregate  class  balance of all  classes of
                                    Certificates  (after taking into account all
                                    distributions    of    principal   on   such
                                    Distribution Date and the increase of any class balance as a result of Recoveries related to the Mortgage Loans).

Overcollateralization Deficiency:   Overcollateralization Deficiency means as of
                                    any  Distribution  Date, the excess, if any,
                                    of (x)  the  Targeted  Overcollateralization
                                    Amount over (y) the difference (which may be
                                    negative)  between  the  (i)  the  aggregate
                                    Stated  Principal  Balance  of the  Mortgage
                                    Loans  as of the  last  day  of the  related
                                    Collection  Period  and (ii)  the  aggregate
                                    class blance of all Classes of  Certificates
                                    after taking into  account the  reduction on
                                    that Distribution Date of the class balances
                                    of all  classes  of  Certificates  resulting
                                    from  the   distribution  of  the  Principal
                                    Distribution   Amount  (but  not  the  Extra
                                    Principal   Distribution   Amount)  on  that
                                    Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on that Distribution Date.

Overcollateralization Release       Overcollateralization Release Amount means
Amount:                             with respect to any Distribution  Date on or
                                    after the  Stepdown  Date on which a Trigger
                                    Event is not in  effect,  the  lesser of (x)
                                    the  Principal  Remittance  Amount  for such
                                    Distribution  Date  and (y) the  excess,  if
                                    any, of (i) the Overcollateralization Amount
                                    for such  Distribution  Date,  assuming that
                                    100% of the Principal  Remittance  Amount is
                                    applied  as  a  principal   payment  on  the
                                    Certificates on such  Distribution Date over
                                    (ii)  the   Targeted   Overcollateralization
                                    Amount.  With  respect  to any  Distribution
                                    Date on which a Trigger  Event is in effect,
                                    the  Overcollateralization   Release  Amount
                                    will be zero.

Pass-Through Rate:                  The Pass-Through  Rate  for a class of fixed
                                    rate certificates will be a fixed per annum rate. The Pass-Though Rate for a class of floating rate certificates will be a per annum rate equal to one-month LIBOR as determined by the Securities Administrator for the applicable Distribution Date plus a specified margin.

Principal Distribution Amount:      As of any Distribution Date, the sum of (i)
                                    the Principal  Remittance  Amount (minus the
                                    Overcollateralization   Release  Amount,  if
                                    any)   and   (ii)   the   Extra    Principal
                                    Distribution Amount, if any.


                                       18


Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Certain Defined Terms
--------------------------------------------------------------------------------

Principal Remittance Amount:        Principal Remittance Amount means with
                                    respect to any Distribution Date, the amount
                                    equal to (A) the sum (less  certain  amounts
                                    (without    duplication)    available    for
                                    reimbursement   of  advances  and  servicing
                                    advances  relating  to  Mortgage  Loans  and
                                    certain  other  reimbursable   expenses  and
                                    indemnities  relating to the Mortgage  Loans
                                    pursuant  to  the   Pooling  and   Servicing
                                    Agreement and the servicing  agreements)  of
                                    the following amounts (without  duplication)
                                    with respect to the Mortgage Loans: (i) each
                                    payment of principal on a Mortgage  Loan due
                                    during  the  related  Collection  Period and
                                    received by the related Servicer on or prior
                                    to   the   Determination   Date   for   such
                                    Distribution  Date,  including  any advances
                                    made by such Servicer with respect  thereto,
                                    (ii)   all  full   and   partial   principal
                                    prepayments  on the Mortgage  Loans received
                                    by  the   Servicers   during   the   related
                                    Prepayment   Period,   (iii)  the  insurance
                                    proceeds,    Recoveries   and    liquidation
                                    proceeds (net of certain expenses) allocable
                                    to  principal   actually  collected  by  the
                                    Servicers with respect to the Mortgage Loans
                                    during the related Prepayment  Period,  (iv)
                                    the   portion   of  the   repurchase   price
                                    allocable to  principal  of all  repurchased
                                    defective Mortgage Loans with respect to the
                                    related    Prepayment    Period,   (v)   any
                                    Substitution Adjustment Amounts with respect
                                    to the Mortgage  Loans  received  during the
                                    related   Prepayment  Period  and  (vi)  the
                                    principal  portion  of amounts  received  in
                                    connection  with the optional  clean-up call
                                    of the Mortgage  Loans and related  property
                                    of   the   Issuing   Entity   as   of   such
                                    Distribution   Date  less  (B)  any  amounts
                                    payable to the Swap Provider  (including any
                                    Net Swap  Payment  and any Swap  Termination
                                    Payment  owed to the  Swap  Provider,  other
                                    than a Defaulted Swap  Termination  Payment)
                                    not  covered  by  the  Interest   Remittance
                                    Amount.

Priority Amount:                    For any Distribution  Date the lesser of (i)
                                    the  aggregate  class  balance  of the Class
                                    T-A-5 and T-A-6 Certificates and (ii) the product of (a) the Priority Percentage, (b) the Shift Percentage and (c) the Senior
                                    Principal Distribution Amount.

Priority Percentage:                For any  Distribution Date (i) the aggregate
                                    class  balance of the Class  T-A-5 and T-A-6
                                    Certificates divided by (ii) the sum of the class balances of the Senior Certificates.

Realized Loss:                      With respect to a liquidated  Mortgage Loan,
                                    the  amount  by which the  remaining  unpaid
                                    principal   balance  of  the  Mortgage  Loan
                                    exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan and (b) a loss as a result of Deficient Valuations or reduction of the amount of the monthly payment on the related Mortgage Loan.

Realized Loss Amortization          As to each  class of Senior Certificates and
Amounts:                            Mezzanine Certificates and  any Distribution
                                    Date, the lesser of (x) the Unpaid  Realized
                                    Loss  Amount  for  such  class  and  (y) the
                                    remaining  Monthly  Excess  Cashflow  Amount
                                    available  after  distribution in respect of
                                    any  Interest  Carryforward  Amount for such
                                    class   pursuant  to  the   Monthly   Excess
                                    Cashflow Allocation.

Recovery:                           A  Recovery  is   an  amount  received  with
                                    respect to a Mortgage  Loan in the  Mortgage
                                    Pool  as  to  which  a  Realized   Loss  had
                                    previously been allocated to a class of Certificates.

Senior Enhancement                  Senior Enhancement Percentage  means for any
Percentage:                         Distribution Date is the percentage obtained
                                    by dividing (x) the sum of (i) the aggregate
                                    class balance of the Mezzanine  Certificates
                                    and the Class B  Certificates  before taking
                                    into  account  the   distributions  on  such
                                    Distribution     Date     and    (ii)    the
                                    Overcollateralization Amount as of the prior
                                    Distribution   Date  by  (y)  the  aggregate
                                    Stated  Principal  Balance  of the  Mortgage
                                    Loans  as of the  last  day  of the  related
                                    Collection Period..


                                       19

Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Certain Defined Terms
--------------------------------------------------------------------------------

Senior Principal Distribution       As of any Distribution Date (i) before the
Amount:                             Stepdown Date or as to which a Trigger Event
                                    is in  effect,  the  Principal  Distribution
                                    Amount  and  (ii) on or after  the  Stepdown
                                    Date and as long as a  Trigger  Event is not
                                    in  effect,  the  excess  of (a)  the  class
                                    balance   of   the    Senior    Certificates
                                    immediately  prior to that Distribution Date
                                    over (b) the  lesser of (x) the  product  of
                                    (1)  approximately   [87.20]%  and  (2)  the
                                    aggregate  Stated  Principal  Balance of the
                                    Mortgage  Loans  as of the  last  day of the
                                    related Collection Period and (y) the amount
                                    by  which  the  aggregate  Stated  Principal
                                    Balance of the Mortgage Loans as of the last
                                    day of the related  Collection  Period after
                                    giving   effect  to  principal   prepayments
                                    received during the calendar month preceding the month of that Distribution Date exceeds the product of (1) [0.35]% and (2) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Senior Specified Enhancement        Approximately [12.90]%
Percentage:

Shift Percentage:                   For any Distribution  Date,  the  percentage
                                    set forth below:

                                    Distribution Date                   Shift
                                    Occurring In                      Percentage
                                    -------------------------------------------
                                    March 2007 through February 2010       0%
                                    March 2010 through February 2012      45%
                                    March 2012 through February 2013      80%
                                    March 2013 through February 2014     100%
                                    March 2014 and thereafter            300%

Stated Principal Balance:           The Stated Principal Balance of a Mortgage
                                    Loan means,  as to any due date,  the unpaid
                                    principal  balance of such  Mortgage Loan as
                                    of  such  due  date,  as  specified  in  the
                                    amortization  schedule at the time  relating
                                    thereto   (before  any  adjustment  to  such
                                    amortization   schedule  by  reason  of  any
                                    moratorium   or  similar   waiver  or  grace
                                    period), after giving effect to any previous
                                    partial     principal     prepayments    and
                                    liquidation  proceeds  (net of  unreimbursed
                                    expenses    and    unreimbursed    advances)
                                    allocable to  principal  received and to the
                                    payment  of  principal  due on such due date
                                    and   irrespective  of  any  delinquency  in
                                    payment by the related mortgagor and after giving effect to any Deficient Valuation.

Stepdown Date:                      The earlier to occur of (i) the Distribution
                                    Date on which the aggregate class balance of
                                    the Senior  Certificates  is reduced to zero
                                    and  (ii)  the  later  to  occur  of (x) the
                                    Distribution  Date in March 2010 and (y) the
                                    Distribution   Date  on  which  the   Senior
                                    Enhancement Percentage is greater than or equal to the Senior Specified Enhancement
                                    Percentage

Targeted Overcollateralization      As of  any  Distribution Date, (x) prior  to
Amount:                             the Stepdown Date,  approximately [0.45]% of
                                    the aggregate  Stated  Principal  Balance of
                                    the  Mortgage  Loans as of the Cut-off  Date
                                    and (y) on and after the Stepdown  Date, (i)
                                    if a  Trigger  Event has not  occurred,  the
                                    greater   of   (a)   the   lesser   of   (x)
                                    approximately   [0.45]%  of  the   aggregate
                                    Stated  Principal  Balance as of the Cut-off
                                    Date and (y) approximately [0.90]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (b) [0.35]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution
                                    Date.

                                       20

Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Certain Defined Terms
--------------------------------------------------------------------------------

Trigger Event:                      A   Trigger   Event   has   occurred   on  a
                                    Distribution  Date  if (i)  the  three-month
                                    rolling average of 60+ Day Delinquent  Loans
                                    equals  or  exceeds   [50]%  of  the  Senior
                                    Enhancement Percentage or (ii) the aggregate
                                    amount of  Realized  Losses on the  Mortgage
                                    Loans   incurred   since  the  Cut-off  Date
                                    through   the  last   day  of  the   related
                                    Collection  Period (reduced by the aggregate
                                    amount  of  Recoveries  received  since  the
                                    Cut-off  date  through  the  last day of the
                                    related  Collection  Period)  divided by the
                                    aggregate  Stated  Principal  Balance of the
                                    Mortgage   Loans  as  of  the  Cut-off  Date
                                    exceeds the applicable percentages set forth below with respect to such Distribution
                                    Date:


                                    -------------------------------------------------------------------
                                    Distribution Date Occurring In                  Percentage
                                    -------------------------------------------------------------------
                                    March 2009 through February 2010      [0.25]%  for the first month,
                                                                          plus an additional  1/12th of
                                                                          the  [0.35]%  for each  month
                                                                          thereafter
                                    -------------------------------------------------------------------
                                    March 2010 through February 2011      [0.60]% for the  first month,
                                                                          plus an  additional 1/12th of
                                                                          the [0.45]%  for  each  month
                                                                          thereafter
                                    -------------------------------------------------------------------
                                    March 2011 through February 2012      [1.05]% for  the first month,
                                                                          plus an  additional 1/12th of
                                                                          the  [0.40]% for  each  month
                                                                          thereafter
                                    -------------------------------------------------------------------
                                    March 2012 through February 2013      [1.45]% for  the first month,
                                                                          plus an additional  1/12th of
                                                                          the  [0.30]% for  each  month
                                                                          thereafter
                                    -------------------------------------------------------------------
                                    March 2013 and therafter              [1.75]%
                                    -------------------------------------------------------------------

Unpaid Realized Loss Amount:        For any  class of  Senior  Certificates  and
                                    Mezzanine   Certificates   and   as  to  any
                                    Distribution  Date,  the  excess  of (x) the
                                    cumulative   amount   of   related   Applied
                                    Realized Loss Amounts allocated to such class for all prior Distribution Dates over
                                    (y) the sum of (a) the cumulative amount of any Recoveries allocated to such class, (b) the cumulative amount of related Realized
                                    Loss Amortization Amounts with respect to such class for all prior Distribution Dates and (c) the cumulative amount of Unpaid
                                    Realized Loss Amounts reimbursed to such class for all prior Distribution Dates from the Supplemental Interest Trust.



                                       21


Banc of America Securities LLC
--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------